UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 23, 2021

SPORTSMAN’S WAREHOUSE HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36401	39-1975614
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1475 West 9000, Suite A West Jordan, Utah	84088
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (801) 566-6681

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $.01 par value	SPWH	The Nasdaq Stock Market LLC

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act: ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.

On March 23, 2021, Sportsman’s Warehouse Holdings, Inc., a Delaware corporation (“Sportsman’s Warehouse”), held a special meeting of the stockholders of Sportsman’s Warehouse virtually via live audiocast on the Internet (the “Special Meeting”). As of the close of business on January 29, 2021, the record date for the Special Meeting, there were a total of 43,648,226 shares of common stock, par value $0.01 per share (the “Common Stock”), outstanding and entitled to vote at the Special Meeting. At the Special Meeting, 29,511,661 shares of Common Stock were present or represented by proxy, constituting a quorum. Sportsman’s Warehouse’s stockholders voted on two proposals, each of which was approved by the requisite vote of Sportsman’s Warehouse’s stockholders. Descriptions of the proposals and the final voting results are set forth below.

Proposal 1: A proposal to adopt and approve the Agreement and Plan of Merger, dated December 21, 2020, by and among Great Outdoors Group, LLC (“Great Outdoors Group”), Phoenix Merger Sub I, Inc., a wholly-owned subsidiary of Great Outdoors Group (“Merger Sub”), and Sportsman’s Warehouse, as amended from time to time (the “Merger Agreement”), pursuant to which Merger Sub will be merged with and into Sportsman’s Warehouse (the “Merger”), with Sportsman’s Warehouse continuing as the surviving corporation in the Merger and a wholly-owned subsidiary of Great Outdoors Group (the “Merger Proposal”).

For	Against	Abstain
28,334,696	1,059,424	117,541

Proposal 2: A non-binding, advisory proposal to approve specified compensation that may be paid or may become payable to Sportsman’s Warehouse’s named executive officers based on or otherwise relating to the Merger.

For	Against	Abstain
26,865,955	2,431,561	214,145

Because there were sufficient votes at the Special Meeting to adopt and approve the Merger Agreement, stockholders of Sportsman’s Warehouse were not asked to vote with respect to a proposal to adjourn the Special Meeting from time to time to a later date or time, if necessary, to solicit additional proxies.

The approval of the Merger Proposal by the affirmative vote of the holders of a majority of the outstanding shares of our Common Stock entitled to vote thereon satisfies one of the conditions to the obligations of Sportsman’s Warehouse and Great Outdoors Group to consummate the Merger. The consummation of the Merger remains subject to other conditions, including the expiration or termination of any applicable waiting period (and any extensions thereof) relating to the Merger under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended. Assuming each of the conditions to the consummation of the Merger are satisfied or waived in a timely manner, Sportsman’s Warehouse continues to expect to complete the Merger in the second half of calendar year 2021.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPORTSMAN’S WAREHOUSE HOLDINGS, INC.

By:	/s/ Robert K. Julian
Name:	Robert K. Julian
Title:	Secretary and Chief Financial Officer

Date: March 23, 2021